UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

TROPICANA ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53831	27-0540158
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8345 West Sunset Road, Suite 200, Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 589-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

On January 14, 2013, Debtwire published an article regarding Tropicana Entertainment Inc. (the “Company”), based on an interview with Anthony P. Rodio, the President and Chief Executive Officer of the Company.  The article indicates that the Company achieved approximately $90 million in EBITDA in 2012.  This reference may have resulted from a misinterpretation of a portion of the interview.  The Company is in the process of determining its consolidated financial results for the fourth quarter and the year ended December 31, 2012, and any discussion in the article of 2012 annual financial results, including the $90 million EBITDA figure, should not be relied upon as being indicative of actual results.  The article also describes certain of the Company’s investment and acquisition strategies, which are attributed to certain limited discussions with Mr. Rodio.  The Company’s overall investment and acquisition strategies are fully disclosed in the Company’s filings with the SEC, and have not changed.  Investors are referred to the documents the Company files and furnishes with the SEC, including without limitation its reports on Forms 10-K, 10-Q and 8-K, for information concerning the Company, including the Company’s business, results of operations, financial condition and strategies.

The article also contains other information that is not attributed or attributable to Mr. Rodio’s interview.  The Company has not commented and is not commenting on any such information.

Limitation on Incorporation by Reference. The information contained in this Item 7.01 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2013	Tropicana Entertainment, Inc.

	By:	/s/ Lance J. Millage
	Name:	Lance J. Millage
	Title:	Executive Vice President, Chief Financial Officer and Treasurer